Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate May 4, 2017	Brian M. Welsch Investor Relations 716-857-7875	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the second quarter of its 2017 fiscal year and for the six months ended March 31, 2017.

FISCAL 2017 SECOND QUARTER SUMMARY

•	Consolidated net income of $89.3 million or $1.04 per share compared to a consolidated net loss of $147.7 million or $1.74 per share in the prior year

•	Adjusted EBITDA of $227.0 million, up from $224.4 million in the prior year (non-GAAP reconciliation on page 22)

•	Net production of 45.6 Bcfe, a 16% increase from prior year

•	Seneca combined LOE, G&A and DD&A expenses of $1.92 per Mcfe, a $0.48 per Mcfe decrease from the prior year

•	Gathering revenues of $28.0 million on 50.6 Bcf of system throughput, a 29% increase from the prior year

•	Weather in Utility's Pennsylvania service territory 4.1% warmer than prior year and 15.5% warmer than normal

•	Raising and tightening fiscal 2017 earnings guidance to a range of $3.20 to $3.35 per share

•	Raising and tightening fiscal 2017 production guidance to a range of 165 to 180 Bcfe

OPERATING RESULTS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2017	2016	2017	2016
Reported GAAP earnings (loss)	$89,284	$(147,687)	$178,191	$(336,796)
Items impacting comparability:
Impairment of oil and gas properties (E&P)		397,443		832,894
Tax impact of impairment of oil and gas properties		(166,926)		(349,814)
Joint development agreement professional fees (E&P)				4,682
Tax impact of joint development agreement professional fees				(1,966)
Operating Results	$89,284	$82,830	$178,191	$149,000

Reported GAAP earnings (loss) per share	$1.04	$(1.74)	$2.07	$(3.97)
Items impacting comparability:
Impairment of oil and gas properties (E&P)		4.69		9.83
Tax impact of impairment of oil and gas properties		(1.97)		(4.13)
Joint development agreement professional fees (E&P)				0.06
Tax impact of joint development agreement professional fees				(0.02)
Earnings per share impact of diluted shares		(0.01)		(0.02)
Operating Results per diluted share	$1.04	$0.97	$2.07	$1.75

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MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “Strong performance in our Exploration & Production and Gathering segments over each of our last two quarters bodes well for our whole fiscal year. These segments continue to benefit from improving natural gas prices in the Appalachian basin. Given the relative near-term strength we are seeing in local pricing, we are positioning our near-term development and marketing plans to target a 10-plus percent annual growth rate in our Appalachian production over the next three years and lock-in attractive returns on our low-cost drilling program and gathering investments. Seneca is in the process of adding a second rig to prepare for the start of its Atlantic Sunrise capacity and eventually begin Utica Shale development in Tioga County, Pa., in fiscal 2018, providing opportunities for further growth.

“The higher earnings in our unregulated segments more than offset the decline in earnings in our regulated Pipeline & Storage and Utility segments, where a number of minor factors drove earnings modestly lower than the previous year. Since most of the daily operational activities of the regulated companies remain fairly routine from year to year, these minor variances are not uncommon. However, the increasingly difficult regulatory policies in New York are impacting our ability to make reasoned decisions with respect to additional investments in these segments in the state. Nonetheless, our dedicated employees continue to execute our operational plan to ensure safe and reliable natural gas service for our customers in New York and Pennsylvania.

“While we sort through the delay of our Northern Access pipeline project, we will concentrate on our investment opportunities outside the state of New York. As we focus on our Exploration & Production and Gathering segments, along with ongoing investment in the expansion and modernization of our pipeline systems where possible, I am confident that we can continue to grow our integrated businesses.”

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form on pages 7 through 10 of this report. It may be helpful to refer to those tables while reviewing this discussion. Note that management defines Operating Results as reported GAAP earnings before items impacting comparability and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation and amortization, interest and other income, impairments, items impacting comparability, and income taxes.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$33,769	$(213,335)	$247,104	$68,849	$(450,421)	$519,270
Net Income / (Loss) Per Share (Diluted)	$0.39	$(2.52)	$2.91	$0.80	$(5.32)	$6.12
Adjusted EBITDA	$93,970	$79,608	$14,362	$196,447	$170,749	$25,698

Net income in the Exploration and Production segment in the second quarter was $33.8 million or $0.39 per share, compared to a net loss of $213.3 million or $2.52 per share in the prior year second quarter, an increase of $247.1 million or $2.91 per share. Excluding the impact of last year's impairment charge, the increase in the Exploration and Production segment's second quarter earnings is mainly due to higher natural gas production, lower operating expenses and a lower effective income tax rate, offset partially by a decrease in oil production and lower realized natural gas prices after the impact of hedging. In the prior year second quarter, Seneca recorded a $397.4 million ($230.5 million after-tax) ceiling test impairment charge to reduce the value of Seneca’s oil and gas properties. There was no ceiling test impairment charge in the current year’s second quarter.

The full cost method of accounting requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book

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value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. At March 31, 2017, the ceiling exceeded the book value of the oil and gas properties by approximately $201.0 million. Seneca does not expect to incur any impairment charges in fiscal 2017 due to the improvement in oil and gas prices and lower expected operating and well development costs.

Seneca's net production was 45.6 billion cubic feet equivalent ("Bcfe"), an increase of 6.4 Bcfe or 16 percent versus the prior year second quarter, and 0.7 Bcfe or 2 percent versus the first quarter of fiscal 2017. Net natural gas production increased 6.7 Bcf or 19 percent versus the prior year due to higher natural gas production in Appalachia. An improvement in local natural gas pricing in Pennsylvania allowed Seneca to produce all of its available production volumes during the second quarter. Seneca voluntarily curtailed approximately 9.1 Bcf (net) of natural gas production in the prior year second quarter. Seneca’s crude oil production decreased 49 thousand barrels ("Mbbl") or 7 percent due mainly to changes in steam operations and a reduction in well workover activity at its North Midway Sunset field.

Seneca's average realized natural gas price, after the impact of hedging, for the second quarter was $2.96 per thousand cubic feet ("Mcf"), a decrease of $0.03 per Mcf versus the prior year. Seneca's average realized oil price, after the impact of hedging, was $52.92 per barrel ("Bbl"), a decrease of $0.09 per Bbl. Seneca's average realized natural gas and oil prices benefited from an uplift of $0.21 per Mcf and $4.96 per Bbl, respectively, from financial hedges settled during the quarter.

Lease operating and transportation expense ("LOE") increased $5.0 million due mainly to higher production. However, LOE expense on a per unit of production basis decreased from $0.96 per Mcfe to $0.93 per Mcfe. The $0.03 per Mcfe improvement is largely the result of higher Appalachian natural gas production, which carries a lower per unit LOE cost relative to Seneca’s California oil operations, as well as a general reduction in well repair and maintenance costs across Seneca's California and Appalachia divisions.

Seneca’s General & Administrative (“G&A”) expense decreased $2.6 million due to lower personnel costs. Seneca’s per unit of production G&A expense for the quarter was $0.36 per Mcfe, a decrease of $0.13 per Mcfe or 27 percent from the prior year.

Depreciation, depletion and amortization ("DD&A") expense decreased $8.4 million due to lower per unit DD&A, offset partially by the impact of higher production. Seneca’s per unit DD&A decreased by $0.32 per Mcf equivalent ("Mcfe") to $0.63 per Mcfe due to a lower depletable fixed asset balance resulting mainly from the ceiling test impairment charges recorded during the past year.

Seneca’s effective income tax rate decreased in the second quarter due primarily to an enhanced oil recovery tax credit related to Seneca’s California properties. This credit was applicable this year as a result of relatively low domestic crude oil prices.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$19,256	$21,194	$(1,938)	$38,624	$42,470	$(3,846)
Net Income / (Loss) Per Share (Diluted)	$0.22	$0.25	$(0.03)	$0.45	$0.50	$(0.05)
Adjusted EBITDA	$49,103	$53,672	$(4,569)	$97,116	$104,415	$(7,299)

The Pipeline and Storage segment's second quarter earnings decreased from the prior year due primarily to a $3.8 million decline in operating revenues. The decrease in revenues was the result of the reduction in Supply Corporation and Empire’s rates related to their rate case settlements that went into effect in 2016, as well as a decline in short-term transportation contracts in the current quarter.

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Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$10,285	$7,568	$2,717	$21,266	$12,490	$8,776
Net Income / (Loss) Per Share (Diluted)	$0.12	$0.09	$0.03	$0.25	$0.15	$0.10
Adjusted EBITDA	$24,172	$18,831	$5,341	$49,273	$35,290	$13,983

The Gathering segment’s second quarter earnings increased $2.7 million or 36 percent versus the prior year on higher revenues offset slightly by higher operating expenses. Operating revenues increased $6.3 million as the increase in Seneca’s gross Appalachian natural gas production, which includes production from joint development wells, helped drive higher volumes across the Company’s gathering systems. The Gathering segment transported 50.6 Bcf on its systems in the second quarter, up 11.4 Bcf or 29 percent from the prior year. Operation and Maintenance (“O&M”) expenses were up $1.0 million versus the prior year due to higher costs associated with operating new compression and dehydration facilities at the segment’s Clermont gathering system.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$25,581	$31,960	$(6,379)	$46,755	$50,566	$(3,811)
Net Income / (Loss) Per Share (Diluted)	$0.30	$0.38	$(0.08)	$0.54	$0.60	$(0.06)
Adjusted EBITDA	$61,580	$69,467	$(7,887)	$113,909	$115,382	$(1,473)

The Utility segment’s second quarter earnings decreased $6.4 million or 20 percent due primarily to higher O&M and DD&A expenses and warmer weather. O&M expense increased $6.5 million versus the prior year due mainly to higher pension and benefits costs and uncollectible accounts. DD&A expense increased $1.7 million due to higher plant balances at March 31, 2017, which was primarily driven by the replacement of Distribution’s legacy customer information system that was placed in service in May 2016.

The weather was 4.1 percent warmer than last year and 15.5 percent warmer than normal in Distribution’s Pennsylvania service territory, resulting in lower retail residential and transportation customer throughput and revenues when compared to both the prior year and Company projections for earnings guidance purposes, which assumes normal weather. In New York, the impact of weather variations on earnings is largely mitigated by that jurisdiction’s weather normalization clause.

Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

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	Three Months Ended			Six Months Ended
	March 31,			March 31,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$905	$3,484	$(2,579)	$2,687	$4,707	$(2,020)
Net Income / (Loss) Per Share (Diluted)	$0.01	$0.04	$(0.03)	$0.03	$0.06	$(0.03)
Adjusted EBITDA	$1,382	$5,653	$(4,271)	$4,230	$7,500	$(3,270)

The Energy Marketing segment's second quarter earnings decreased $2.6 million due to lower margin. NFR’s customer margins were negatively impacted by stronger natural gas prices at local pricing points relative to NYMEX-based sales contracts and lower volumes as a result of warmer weather during the period.

Corporate and All Other

The Corporate and All Other category had a loss of $0.5 million or $0.00 per share for the second quarter compared to earnings of $1.4 million or $0.02 per share in the prior year. The $1.9 million decrease is primarily attributable to the non-recurrence of a death benefit gain on life insurance proceeds and related tax benefits that were recognized in the prior year.

GUIDANCE

The Company is raising and tightening its earnings guidance for fiscal 2017 to a range of $3.20 to $3.35 per share to reflect the impact of actual results for the six months ended March 31, 2017, and updates to key forecast assumptions, including positive revisions to the Exploration & Production segment’s forecasted production and operating expense assumptions, as outlined in the table below.

The Company is also updating fiscal 2017 capital expenditure guidance to a range of $450 to $530 million, a decrease of $100 million at the midpoint. Expected capital expenditures for the Pipeline & Storage segment were reduced by $115 million at the midpoint to reflect the delay in the Northern Access pipeline project. Changes to Exploration & Production, up $30 million at the midpoint of the range, and Gathering, down $15 million at the midpoint, were the result of changes in the timing of Seneca’s Appalachian development activities between fiscal 2017 and fiscal 2018. There were no changes to the Utility segment’s capital expenditure budget.

	Updated FY 2017 Guidance	Previous FY 2017 Guidance
Consolidated Earnings per Share	$3.20 to $3.35	$3.10 to $3.30

Capital Expenditures (Millions)
Exploration & Production (1)	$210 - $250	$180 - $220
Pipeline & Storage	$100 - $120	$200 - $250
Gathering	$50 - $60	$65 - $75
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$450 - $530	$535 - $645

Exploration & Production Segment Guidance
NYMEX Natural Gas Price Assumption	$3.25	$3.25
NYMEX Crude Oil Price Assumption	$55.00	$55.00

Production (Bcfe)
East Division - Appalachia	145 to 160	135 to 153
West Division - California	~ 20	20 to 22
Total Production	165 to 180	155 to 175

E&P Operating Costs ($/Mcfe)
LOE	$0.95 - $1.00	$0.95 - $1.05
G&A	$0.35 - $0.40	$0.35 - $0.40
DD&A	$0.60 - $0.65	$0.65 - $0.70

(1)    Net of initial conveyance proceeds received from joint development partner for working interest in joint development wells

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EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, May 5, 2017, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 877-201-0168, using conference ID number “4568855.” For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 800-585-8367 using conference ID number “4568855.” Both the webcast and a telephonic replay will be available until the close of business on Friday, May 12, 2017.

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Second quarter 2016 GAAP earnings	$(213,335)	$21,194	$7,568	$31,960	$3,484	$1,442	$(147,687)
Items impacting comparability:
Impairment of oil and gas producing properties	397,443						397,443
Tax impact of impairment of oil and gas producing properties	(166,926)						(166,926)
Second quarter 2016 operating results	17,182	21,194	7,568	31,960	3,484	1,442	82,830

Drivers of operating results
Higher (lower) crude oil prices	(39)						(39)
Higher (lower) natural gas prices	(962)						(962)
Higher (lower) natural gas production	12,963						12,963
Higher (lower) crude oil production	(1,680)						(1,680)
Lower (higher) lease operating and transportation expenses	(3,234)						(3,234)
Lower (higher) depreciation / depletion	5,475	252	(265)	(1,076)			4,386

Higher (lower) transportation and storage revenues		(2,288)					(2,288)
Higher (lower) gathering and processing revenues			4,098				4,098
Lower (higher) other operating expenses	2,651	(395)	(647)	(3,775)			(2,166)

Regulatory true-up adjustments				(341)			(341)
Warmer weather				(733)			(733)

Higher (lower) margins					(2,686)	(223)	(2,909)

Higher (lower) AFUDC**		395		(582)			(187)

Lower (higher) interest expense			(206)				(206)

Lower (higher) income tax expense / effective tax rate	1,539					(1,037)	502

All other / rounding	(126)	98	(263)	128	107	(694)	(750)
Second quarter 2017 GAAP earnings and operating results	$33,769	$19,256	$10,285	$25,581	$905	$(512)	$89,284

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Second quarter 2016 GAAP earnings	$(2.52)	$0.25	$0.09	$0.38	$0.04	$0.02	$(1.74)
Items impacting comparability:
Impairment of oil and gas producing properties	4.69						4.69
Tax impact of impairment of oil and gas producing properties	(1.97)						(1.97)
Earnings per share impact of diluted shares						(0.01)	(0.01)
Second quarter 2016 operating results	0.20	0.25	0.09	0.38	0.04	0.01	0.97

Drivers of operating results
Higher (lower) crude oil prices	—						—
Higher (lower) natural gas prices	(0.01)						(0.01)
Higher (lower) natural gas production	0.15						0.15
Higher (lower) crude oil production	(0.02)						(0.02)
Lower (higher) lease operating and transportation expenses	(0.04)						(0.04)
Lower (higher) depreciation / depletion	0.06	—	—	(0.01)			0.05

Higher (lower) transportation and storage revenues		(0.03)					(0.03)
Higher (lower) gathering and processing revenues			0.05				0.05
Lower (higher) other operating expenses	0.03	—	(0.01)	(0.04)			(0.02)

Regulatory true-up adjustments				—			—
Warmer weather				(0.01)			(0.01)

Higher (lower) margins					(0.03)	—	(0.03)

Higher (lower) AFUDC**		—		(0.01)			(0.01)

Lower (higher) interest expense			—				—

Lower (higher) income tax expense / effective tax rate	0.02					(0.01)	0.01

All other / rounding	—	—	(0.01)	(0.01)	—	—	(0.02)
Second quarter 2017 GAAP earnings and operating results	$0.39	$0.22	$0.12	$0.30	$0.01	$—	$1.04

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2016 GAAP earnings	$(450,421)	$42,470	$12,490	$50,566	$4,707	$3,392	$(336,796)
Items impacting comparability:
Impairment of oil and gas producing properties	832,894						832,894
Tax impact of impairment of oil and gas producing properties	(349,814)						(349,814)
Joint development agreement professional fees	4,682						4,682
Tax impact of joint development agreement professional fees	(1,966)						(1,966)
Six months ended March 31, 2016 operating results	35,375	42,470	12,490	50,566	4,707	3,392	149,000

Drivers of operating results
Higher (lower) crude oil prices	(2,356)						(2,356)
Higher (lower) natural gas prices	(5,992)						(5,992)
Higher (lower) natural gas production	27,346						27,346
Higher (lower) crude oil production	(2,791)						(2,791)
Lower (higher) lease operating and transportation expenses	(3,680)						(3,680)
Lower (higher) depreciation / depletion	15,212	639		(2,040)			13,811

Higher (lower) transportation and storage revenues		(2,373)					(2,373)
Higher (lower) gathering and processing revenues			10,014				10,014
Lower (higher) other operating expenses	4,531	(2,116)	(959)	(5,647)		(667)	(4,858)

Regulatory true-up adjustments				961			961
Colder weather				2,249			2,249
Higher (lower) usage				1,395			1,395

Higher (lower) margins					(2,090)	(321)	(2,411)

Higher (lower) AFUDC**		(500)		(1,060)			(1,560)

Lower (higher) interest expense	846		428				1,274

Lower (higher) income tax expense / effective tax rate	1,012	517	(854)			(2,072)	(1,397)

All other / rounding	(654)	(13)	147	331	70	(322)	(441)
Six months ended March 31, 2017 GAAP earnings and operating results	$68,849	$38,624	$21,266	$46,755	$2,687	$10	$178,191

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2016 GAAP earnings	$(5.32)	$0.50	$0.15	$0.60	$0.06	$0.04	$(3.97)
Items impacting comparability:
Impairment of oil and gas producing properties	9.83						9.83
Tax impact of impairment of oil and gas producing properties	(4.13)						(4.13)
Joint development agreement professional fees	0.06						0.06
Tax impact of joint development agreement professional fees	(0.02)						(0.02)
Earnings per share impact of diluted shares				(0.01)	(0.01)		(0.02)
Six months ended March 31, 2016 operating results	0.42	0.50	0.15	0.59	0.05	0.04	1.75

Drivers of operating results
Higher (lower) crude oil prices	(0.03)						(0.03)
Higher (lower) natural gas prices	(0.07)						(0.07)
Higher (lower) natural gas production	0.32						0.32
Higher (lower) crude oil production	(0.03)						(0.03)
Lower (higher) lease operating and transportation expenses	(0.04)						(0.04)
Lower (higher) depreciation / depletion	0.18	0.01		(0.02)			0.17

Higher (lower) transportation and storage revenues		(0.03)					(0.03)
Higher (lower) gathering and processing revenues			0.12				0.12
Lower (higher) other operating expenses	0.05	(0.02)	(0.01)	(0.07)		(0.01)	(0.06)

Regulatory true-up adjustments				0.01			0.01
Colder weather				0.03			0.03
Higher (lower) usage				0.02			0.02

Higher (lower) margins					(0.02)	—	(0.02)

Higher (lower) AFUDC**		(0.01)		(0.01)			(0.02)

Lower (higher) interest expense	0.01		—				0.01

Lower (higher) income tax expense / effective tax rate	0.01	0.01	(0.01)			(0.02)	(0.01)

All other / rounding	(0.02)	(0.01)	—	(0.01)	—	(0.01)	(0.05)
Six months ended March 31, 2017 GAAP earnings and operating results	$0.80	$0.45	$0.25	$0.54	$0.03	$—	$2.07

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2017	2016	2017	2016
Operating Revenues:
Utility and Energy Marketing Revenues	$308,889	$248,173	$516,669	$417,005
Exploration and Production and Other Revenues	159,997	144,570	321,691	297,454
Pipeline and Storage and Gathering Revenues	53,189	56,389	106,216	109,868
	522,075	449,132	944,576	824,327
Operating Expenses:
Purchased Gas	147,971	81,623	218,214	123,691
Operation and Maintenance:
Utility and Energy Marketing	63,907	57,309	114,329	104,858
Exploration and Production and Other	37,593	42,964	68,055	88,539
Pipeline and Storage and Gathering	23,106	21,541	45,766	41,109
Property, Franchise and Other Taxes	22,542	21,305	42,921	41,662
Depreciation, Depletion and Amortization	56,999	63,947	113,194	134,498
Impairment of Oil and Gas Producing Properties	—	397,443	—	832,894
	352,118	686,132	602,479	1,367,251

Operating Income (Loss)	169,957	(237,000)	342,097	(542,924)

Other Income (Expense):
Interest Income	391	278	1,991	2,077
Other Income	1,744	3,236	3,356	5,654
Interest Expense on Long-Term Debt	(28,913)	(28,994)	(58,016)	(59,366)
Other Interest Expense	(924)	(1,237)	(1,834)	(2,617)

Income (Loss) Before Income Taxes	142,255	(263,717)	287,594	(597,176)

Income Tax Expense (Benefit)	52,971	(116,030)	109,403	(260,380)

Net Income (Loss) Available for Common Stock	$89,284	$(147,687)	$178,191	$(336,796)

Earnings (Loss) Per Common Share:
Basic	$1.05	$(1.74)	$2.09	$(3.97)
Diluted	$1.04	$(1.74)	$2.07	$(3.97)

Weighted Average Common Shares:
Used in Basic Calculation	85,334,887	84,806,982	85,261,575	84,728,680
Used in Diluted Calculation	86,006,614	84,806,982	85,897,282	84,728,680

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2017	2016

ASSETS
Property, Plant and Equipment	$9,704,134	$9,539,581
Less - Accumulated Depreciation, Depletion and Amortization	5,185,077	5,085,099
Net Property, Plant and Equipment	4,519,057	4,454,482

Current Assets:
Cash and Temporary Cash Investments	231,173	129,972
Hedging Collateral Deposits	1,771	1,484
Receivables - Net	171,162	133,201
Unbilled Revenue	52,852	18,382
Gas Stored Underground	9,027	34,332
Materials and Supplies - at average cost	34,695	33,866
Unrecovered Purchased Gas Costs	4,681	2,440
Other Current Assets	51,585	59,354
Total Current Assets	556,946	413,031

Other Assets:
Recoverable Future Taxes	179,928	177,261
Unamortized Debt Expense	1,424	1,688
Other Regulatory Assets	314,903	320,750
Deferred Charges	26,128	20,978
Other Investments	117,284	110,664
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	18,315	17,649
Fair Value of Derivative Financial Instruments	64,729	113,804
Other	485	604
Total Other Assets	728,672	768,874
Total Assets	$5,804,675	$5,636,387

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 85,375,068 Shares
and 85,118,886 Shares, Respectively	$85,375	$85,119
Paid in Capital	782,688	771,164
Earnings Reinvested in the Business	817,348	676,361
Accumulated Other Comprehensive Loss	(34,091)	(5,640)
Total Comprehensive Shareholders' Equity	1,651,320	1,527,004
Long-Term Debt, Net of Unamortized Discount and Debt Issuance Costs	2,087,385	2,086,252
Total Capitalization	3,738,705	3,613,256

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	111,382	108,056
Amounts Payable to Customers	19,466	19,537
Dividends Payable	34,577	34,473
Interest Payable on Long-Term Debt	34,900	34,900
Customer Advances	300	14,762
Customer Security Deposits	17,512	16,019
Other Accruals and Current Liabilities	106,287	74,430
Fair Value of Derivative Financial Instruments	1,471	1,560
Total Current and Accrued Liabilities	325,895	303,737

Deferred Credits:
Deferred Income Taxes	837,098	823,795
Taxes Refundable to Customers	93,506	93,318
Cost of Removal Regulatory Liability	196,901	193,424
Other Regulatory Liabilities	91,661	99,789
Pension and Other Post-Retirement Liabilities	291,259	277,113
Asset Retirement Obligations	114,014	112,330
Other Deferred Credits	115,636	119,625
Total Deferred Credits	1,740,075	1,719,394
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$5,804,675	$5,636,387

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2017	2016

Operating Activities:
Net Income (Loss) Available for Common Stock	$178,191	$(336,796)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	—	832,894
Depreciation, Depletion and Amortization	113,194	134,498
Deferred Income Taxes	63,781	(283,912)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	—	(226)
Stock-Based Compensation	5,632	2,518
Other	7,713	6,106
Change in:
Hedging Collateral Deposits	(287)	1,161
Receivables and Unbilled Revenue	(92,155)	(28,211)
Gas Stored Underground and Materials and Supplies	24,476	22,637
Unrecovered Purchased Gas Costs	(2,241)	(1,245)
Other Current Assets	7,769	4,177
Accounts Payable	13,997	(31,786)
Amounts Payable to Customers	(71)	(14,561)
Customer Advances	(14,462)	(16,203)
Customer Security Deposits	1,493	(389)
Other Accruals and Current Liabilities	44,690	22,420
Other Assets	(32)	3,754
Other Liabilities	202	(4,073)
Net Cash Provided by Operating Activities	$351,890	$312,763

Investing Activities:
Capital Expenditures	$(208,231)	$(358,981)
Net Proceeds from Sale of Oil and Gas Producing Properties	26,554	104,938
Other	(3,225)	(18,249)
Net Cash Used in Investing Activities	$(184,902)	$(272,292)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$—	$226
Dividends Paid on Common Stock	(69,017)	(66,887)
Net Proceeds From Issuance of Common Stock	3,230	6,294
Net Cash Used in Financing Activities	$(65,787)	$(60,367)

Net Increase (Decrease) in Cash and Temporary Cash Investments	101,201	(19,896)
Cash and Temporary Cash Investments at Beginning of Period	129,972	113,596
Cash and Temporary Cash Investments at March 31	$231,173	$93,700

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2017	2016	Variance	2017	2016	Variance
Total Operating Revenues	$159,553	$143,783	$15,770	$320,485	$295,749	$24,736

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	16,530	19,143	(2,613)	29,504	39,099	(9,595)
Lease Operating and Transportation Expense	42,543	37,568	4,975	82,251	76,590	5,661
All Other Operation and Maintenance Expense	2,781	4,247	(1,466)	5,332	7,391	(2,059)
Property, Franchise and Other Taxes	3,729	3,217	512	6,951	6,602	349
Depreciation, Depletion and Amortization	28,851	37,274	(8,423)	57,905	81,307	(23,402)
Impairment of Oil and Gas Producing Properties	—	397,443	(397,443)	—	832,894	(832,894)
	94,434	498,892	(404,458)	181,943	1,043,883	(861,940)

Operating Income (Loss)	65,119	(355,109)	420,228	138,542	(748,134)	886,676

Other Income (Expense):
Interest Income	147	27	120	233	693	(460)
Interest Expense	(13,303)	(13,546)	243	(26,826)	(28,128)	1,302

Income (Loss) Before Income Taxes	51,963	(368,628)	420,591	111,949	(775,569)	887,518
Income Tax Expense (Benefit)	18,194	(155,293)	173,487	43,100	(325,148)	368,248
Net Income (Loss)	$33,769	$(213,335)	$247,104	$68,849	$(450,421)	$519,270

Net Income (Loss) Per Share (Diluted)	$0.39	$(2.52)	$2.91	$0.80	$(5.32)	$6.12

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$53,163	$56,276	$(3,113)	$106,164	$109,630	$(3,466)
Intersegment Revenues	22,592	23,292	(700)	44,746	45,477	(731)
Total Operating Revenues	75,755	79,568	(3,813)	150,910	155,107	(4,197)

Operating Expenses:
Purchased Gas	(28)	245	(273)	194	703	(509)
Operation and Maintenance	19,668	19,060	608	39,911	36,653	3,258
Property, Franchise and Other Taxes	7,012	6,591	421	13,689	13,336	353
Depreciation, Depletion and Amortization	10,476	10,865	(389)	20,138	21,121	(983)
	37,128	36,761	367	73,932	71,813	2,119

Operating Income	38,627	42,807	(4,180)	76,978	83,294	(6,316)

Other Income (Expense):
Interest Income	319	179	140	591	290	301
Other Income	807	413	394	1,494	1,994	(500)
Interest Expense	(8,342)	(8,453)	111	(16,688)	(16,491)	(197)

Income Before Income Taxes	31,411	34,946	(3,535)	62,375	69,087	(6,712)
Income Tax Expense	12,155	13,752	(1,597)	23,751	26,617	(2,866)
Net Income	$19,256	$21,194	$(1,938)	$38,624	$42,470	$(3,846)

Net Income Per Share (Diluted)	$0.22	$0.25	$(0.03)	$0.45	$0.50	$(0.05)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
GATHERING SEGMENT	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$26	$113	$(87)	$52	$238	$(186)
Intersegment Revenues	27,936	21,545	6,391	55,776	40,184	15,592
Total Operating Revenues	27,962	21,658	6,304	55,828	40,422	15,406

Operating Expenses:
Operation and Maintenance	3,769	2,775	994	6,523	5,047	1,476
Property, Franchise and Other Taxes	21	52	(31)	32	85	(53)
Depreciation, Depletion and Amortization	3,997	3,589	408	7,877	7,799	78
	7,787	6,416	1,371	14,432	12,931	1,501

Operating Income	20,175	15,242	4,933	41,396	27,491	13,905

Other Income (Expense):
Interest Income	207	68	139	353	101	252
Other Income	—	1	(1)	1	2	(1)
Interest Expense	(2,235)	(1,918)	(317)	(4,328)	(4,987)	659

Income Before Income Taxes	18,147	13,393	4,754	37,422	22,607	14,815
Income Tax Expense	7,862	5,825	2,037	16,156	10,117	6,039
Net Income	$10,285	$7,568	$2,717	$21,266	$12,490	$8,776

Net Income Per Share (Diluted)	$0.12	$0.09	$0.03	$0.25	$0.15	$0.10

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$257,949	$212,737	$45,212	$428,919	$356,585	$72,334
Intersegment Revenues	6,096	5,364	732	7,922	9,028	(1,106)
Total Operating Revenues	264,045	218,101	45,944	436,841	365,613	71,228

Operating Expenses:
Purchased Gas	128,212	81,181	47,031	188,945	126,250	62,695
Operation and Maintenance	62,748	56,293	6,455	112,277	102,893	9,384
Property, Franchise and Other Taxes	11,505	11,160	345	21,710	21,088	622
Depreciation, Depletion and Amortization	13,314	11,659	1,655	26,415	23,277	3,138
	215,779	160,293	55,486	349,347	273,508	75,839

Operating Income	48,266	57,808	(9,542)	87,494	92,105	(4,611)

Other Income (Expense):
Interest Income	144	122	22	278	207	71
Other Income	45	706	(661)	137	1,404	(1,267)
Interest Expense	(7,194)	(7,158)	(36)	(14,392)	(14,491)	99

Income Before Income Taxes	41,261	51,478	(10,217)	73,517	79,225	(5,708)
Income Tax Expense	15,680	19,518	(3,838)	26,762	28,659	(1,897)
Net Income	$25,581	$31,960	$(6,379)	$46,755	$50,566	$(3,811)

Net Income Per Share (Diluted)	$0.30	$0.38	$(0.08)	$0.54	$0.60	$(0.06)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
ENERGY MARKETING SEGMENT	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$50,940	$35,436	$15,504	$87,750	$60,420	$27,330
Intersegment Revenues	16	312	(296)	35	624	(589)
Total Operating Revenues	50,956	35,748	15,208	87,785	61,044	26,741

Operating Expenses:
Purchased Gas	47,661	28,321	19,340	79,999	50,044	29,955
Operation and Maintenance	1,913	1,773	140	3,556	3,496	60
Property, Franchise and Other Taxes	—	1	(1)	—	4	(4)
Depreciation, Depletion and Amortization	70	69	1	140	139	1
	49,644	30,164	19,480	83,695	53,683	30,012

Operating Income	1,312	5,584	(4,272)	4,090	7,361	(3,271)

Other Income (Expense):
Interest Income	138	91	47	271	141	130
Other Income	33	15	18	35	24	11
Interest Expense	(11)	(7)	(4)	(24)	(25)	1

Income Before Income Taxes	1,472	5,683	(4,211)	4,372	7,501	(3,129)
Income Tax Expense	567	2,199	(1,632)	1,685	2,794	(1,109)
Net Income	$905	$3,484	$(2,579)	$2,687	$4,707	$(2,020)

Net Income Per Share (Diluted)	$0.01	$0.04	$(0.03)	$0.03	$0.06	$(0.03)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2017	2016	Variance	2017	2016	Variance
Total Operating Revenues	$218	$561	$(343)	$772	$1,266	$(494)
Operating Expenses:
Operation and Maintenance	394	164	230	909	239	670
Property, Franchise and Other Taxes	150	161	(11)	294	304	(10)
Depreciation, Depletion and Amortization	102	306	(204)	343	488	(145)
	646	631	15	1,546	1,031	515

Operating Income (Loss)	(428)	(70)	(358)	(774)	235	(1,009)
Other Income (Expense):
Interest Income	49	31	18	89	50	39

Income (Loss) Before Income Taxes	(379)	(39)	(340)	(685)	285	(970)
Income Tax Expense (Benefit)	(158)	(16)	(142)	(285)	119	(404)
Net Income (Loss)	$(221)	$(23)	$(198)	$(400)	$166	$(566)

Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$—	$—

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$226	$226	$—	$434	$439	$(5)
Intersegment Revenues	977	967	10	1,953	1,933	20
Total Operating Revenues	1,203	1,193	10	2,387	2,372	15
Operating Expenses:
Operation and Maintenance	4,003	4,147	(144)	7,395	7,038	357
Property, Franchise and Other Taxes	125	123	2	245	243	2
Depreciation, Depletion and Amortization	189	185	4	376	367	9
	4,317	4,455	(138)	8,016	7,648	368

Operating Loss	(3,114)	(3,262)	148	(5,629)	(5,276)	(353)

Other Income (Expense):
Interest Income	30,693	30,339	354	62,498	62,083	415
Other Income	859	2,101	(1,242)	1,689	2,230	(541)
Interest Expense on Long-Term Debt	(28,913)	(28,994)	81	(58,016)	(59,366)	1,350
Other Interest Expense	(1,145)	(734)	(411)	(1,898)	17	(1,915)

Loss Before Income Taxes	(1,620)	(550)	(1,070)	(1,356)	(312)	(1,044)
Income Tax Benefit	(1,329)	(2,015)	686	(1,766)	(3,538)	1,772
Net Income (Loss)	$(291)	$1,465	$(1,756)	$410	$3,226	$(2,816)

Net Income (Loss) Per Share (Diluted)	$—	$0.02	$(0.02)	$—	$0.04	$(0.04)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2017	2016	Variance	2017	2016	Variance
Intersegment Revenues	$(57,617)	$(51,480)	$(6,137)	$(110,432)	$(97,246)	$(13,186)
Operating Expenses:
Purchased Gas	(27,874)	(28,124)	250	(50,924)	(53,306)	2,382
Operation and Maintenance	(29,743)	(23,356)	(6,387)	(59,508)	(43,940)	(15,568)
	(57,617)	(51,480)	(6,137)	(110,432)	(97,246)	(13,186)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(31,306)	(30,579)	(727)	(62,322)	(61,488)	(834)
Interest Expense	31,306	30,579	727	62,322	61,488	834
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2017		2016		(Decrease)	2017		2016		(Decrease)

Capital Expenditures:
Exploration and Production	$57,137	(1)(2)	$79,530	(3)	$(22,393)	$97,826	(1)(2)	$167,654	(3)(4)	$(69,828)
Pipeline and Storage	11,386	(1)(2)	26,075	(3)	(14,689)	36,778	(1)(2)	57,695	(3)(4)	(20,917)
Gathering	3,147	(1)(2)	12,778	(3)	(9,631)	14,491	(1)(2)	34,523	(3)(4)	(20,032)
Utility	19,244	(1)(2)	26,091	(3)	(6,847)	36,296	(1)(2)	46,008	(3)(4)	(9,712)
Energy Marketing	5		2		3	11		9		2
Total Reportable Segments	90,919		144,476		(53,557)	185,402		305,889		(120,487)
All Other	—		37		(37)	39		37		2
Corporate	3		106		(103)	64		155		(91)
Eliminations	(777)		—		(777)	(777)		—		(777)
Total Capital Expenditures	$90,145		$144,619		$(54,474)	$184,728		$306,081		$(121,353)

(1)
Capital expenditures for the quarter and six months ended March 31, 2017, include accounts payable and accrued liabilities related to capital expenditures of $23.2 million, $5.8 million, $2.2 million, and $5.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2017, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the six months ended March 31, 2017, exclude capital expenditures of $25.2 million, $18.7 million, $5.3 million and $11.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2016 and paid during the six months ended March 31, 2017. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2016, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2017.

(3)
Capital expenditures for the quarter and six months ended March 31, 2016, include accounts payable and accrued liabilities related to capital expenditures of $34.0 million, $10.2 million, $12.6 million, and $9.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2016, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the six months ended March 31, 2016, exclude capital expenditures of $46.2 million, $33.9 million, $22.4 million and $16.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2015 and paid during the six months ended March 31, 2016. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2015, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2016.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended March 31	Normal	2017	2016	Normal (1)	Last Year (1)

Buffalo, NY	3,290	2,866	2,963	(12.9)	(3.3)
Erie, PA	3,108	2,627	2,739	(15.5)	(4.1)

Six Months Ended March 31

Buffalo, NY	5,543	4,832	4,640	(12.8)	4.1
Erie, PA	5,152	4,377	4,223	(15.0)	3.6

(1)	Percents compare actual 2017 degree days to normal degree days and actual 2017 degree days to actual 2016 degree days.

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	40,805	34,113	6,692	80,612	66,900	13,712
West Coast	737	764	(27)	1,513	1,547	(34)
Total Production	41,542	34,877	6,665	82,125	68,447	13,678

Average Prices (Per Mcf)
Appalachia	$2.71	$1.85	$0.86	$2.54	$1.91	$0.63
West Coast	4.57	2.87	1.70	4.40	3.27	1.13
Weighted Average	2.75	1.87	0.88	2.57	1.94	0.63
Weighted Average after Hedging	2.96	2.99	(0.03)	2.96	3.08	(0.12)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	2	5	(3)	2	11	(9)
West Coast	672	718	(46)	1,393	1,460	(67)
Total Production	674	723	(49)	1,395	1,471	(76)

Average Prices (Per Barrel)
Appalachia	$49.87	$32.81	$17.06	$49.04	$36.74	$12.30
West Coast	47.96	27.02	20.94	45.75	31.61	14.14
Weighted Average	47.96	27.06	20.90	45.82	31.65	14.17
Weighted Average after Hedging	52.92	53.01	(0.09)	53.85	56.45	(2.60)

Total Production (Mmcfe)	45,586	39,215	6,371	90,495	77,273	13,222

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.36	$0.49	$(0.13)	$0.33	$0.51	$(0.18)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.93	$0.96	$(0.03)	$0.91	$0.99	$(0.08)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.63	$0.95	$(0.32)	$0.64	$1.05	$(0.41)

(1)	Refer to page 14 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.54 and $0.51 per Mcfe for the three months ended March 31, 2017 and March 31, 2016, respectively. Amounts include transportation expense of $0.54 and $0.51 per Mcfe for the six months ended March 31, 2017 and March 31, 2016, respectively.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Six Months of Fiscal 2017
	Volume		Average Hedge Price
Oil Swaps
Brent	48,000	BBL	$91.00 / BBL
NYMEX	792,000	BBL	$58.34 / BBL
Total	840,000	BBL	$60.21 / BBL

Gas Swaps
NYMEX	19,980,000	MMBTU	$4.35 / MMBTU
Dominion Transmission Appalachian (DOM)	900,000	MMBTU	$3.82 / MMBTU
Dawn Ontario (DAWN)	6,660,000	MMBTU	$3.71 / MMBTU
Fixed Price Physical Sales	31,359,518	MMBTU	$2.54 / MMBTU
Total	58,899,518	MMBTU	$3.30 / MMBTU

Hedging Summary for Fiscal 2018
	Volume		Average Hedge Price
Oil Swaps
Brent	24,000	BBL	$91.00 / BBL
NYMEX	1,275,000	BBL	$54.79 / BBL
Total	1,299,000	BBL	$55.46 / BBL

Gas Swaps
NYMEX	42,570,000	MMBTU	$3.34 / MMBTU
DOM	180,000	MMBTU	$3.82 / MMBTU
DAWN	8,400,000	MMBTU	$3.08 / MMBTU
Fixed Price Physical Sales	35,260,266	MMBTU	$2.39 / MMBTU
Total	86,410,266	MMBTU	$2.93 / MMBTU

Hedging Summary for Fiscal 2019
	Volume		Average Hedge Price
Oil Swaps
NYMEX	912,000	BBL	$53.84 / BBL
Total	912,000	BBL	$53.84 / BBL

Gas Swaps
NYMEX	27,060,000	MMBTU	$3.17 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	15,806,706	MMBTU	$2.83 / MMBTU
Total	50,066,706	MMBTU	$3.04 / MMBTU

Hedging Summary for Fiscal 2020
	Volume		Average Hedge Price
Gas Swaps
NYMEX	16,880,000	MMBTU	$3.07 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	11,277,025	MMBTU	$2.42 / MMBTU
Total	35,357,025	MMBTU	$2.85 / MMBTU

Hedging Summary for Fiscal 2021
	Volume		Average Hedge Price
Gas Swaps
NYMEX	4,840,000	MMBTU	$3.01 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	7,665,000	MMBTU	$2.03 / MMBTU
Total	13,105,000	MMBTU	$2.44 / MMBTU

Hedging Summary for Fiscal 2022
	Volume		Average Hedge Price

Fixed Price Physical Sales	3,822,000	MMBTU	$2.03 / MMBTU
Total	3,822,000	MMBTU	$2.03 / MMBTU

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Firm Transportation - Affiliated	43,243	42,624	619	74,850	67,333	7,517
Firm Transportation - Non-Affiliated	170,124	166,326	3,798	329,298	317,448	11,850
Interruptible Transportation	971	6,483	(5,512)	4,017	12,115	(8,098)
	214,338	215,433	(1,095)	408,165	396,896	11,269

Gathering Volume - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Gathered Volume - Affiliated	50,598	39,195	11,403	101,167	72,995	28,172

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Retail Sales:
Residential Sales	24,949	24,486	463	40,713	37,619	3,094
Commercial Sales	3,903	3,688	215	6,202	5,515	687
Industrial Sales	157	167	(10)	234	233	1
	29,009	28,341	668	47,149	43,367	3,782
Off-System Sales	1,122	1,243	(121)	1,295	1,243	52
Transportation	27,089	27,297	(208)	46,654	44,913	1,741
	57,220	56,881	339	95,098	89,523	5,575

Energy Marketing Volume
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Natural Gas (MMcf)	14,120	15,165	(1,045)	25,248	25,263	(15)

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 1 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three and six months ended March 31, 2017 and 2016.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and six months ended March 31, 2017 and 2016:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
(in thousands)
Reported GAAP Earnings	$89,284	$(147,687)	$178,191	$(336,796)
Depreciation, Depletion and Amortization	56,999	63,947	113,194	134,498
Interest and Other Income	(2,135)	(3,514)	(5,347)	(7,731)
Interest Expense	29,837	30,231	59,850	61,983
Income Taxes	52,971	(116,030)	109,403	(260,380)
Impairment of Oil and Gas Producing Properties	—	397,443	—	832,894
Joint Development Agreement Professional Fees	—	—	—	4,682
Adjusted EBITDA	$226,956	$224,390	$455,291	$429,150

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$49,103	$53,672	$97,116	$104,415
Gathering Adjusted EBITDA	24,172	18,831	49,273	35,290
Total Midstream Businesses Adjusted EBITDA	73,275	72,503	146,389	139,705
Exploration and Production Adjusted EBITDA	93,970	79,608	196,447	170,749
Utility Adjusted EBITDA	61,580	69,467	113,909	115,382
Energy Marketing Adjusted EBITDA	1,382	5,653	4,230	7,500
Corporate and All Other Adjusted EBITDA	(3,251)	(2,841)	(5,684)	(4,186)
Total Adjusted EBITDA	$226,956	$224,390	$455,291	$429,150

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2017	2016	2017	2016
Exploration and Production Segment
Reported GAAP Earnings	$33,769	$(213,335)	$68,849	$(450,421)
Depreciation, Depletion and Amortization	28,851	37,274	57,905	81,307
Interest and Other Income	(147)	(27)	(233)	(693)
Interest Expense	13,303	13,546	26,826	28,128
Income Taxes	18,194	(155,293)	43,100	(325,148)
Impairment of Oil and Gas Producing Properties	—	397,443	—	832,894
Joint Development Agreement Professional Fees	—	—	—	4,682
Adjusted EBITDA	$93,970	$79,608	$196,447	$170,749

Pipeline and Storage Segment
Reported GAAP Earnings	$19,256	$21,194	$38,624	$42,470
Depreciation, Depletion and Amortization	10,476	10,865	20,138	21,121
Interest and Other Income	(1,126)	(592)	(2,085)	(2,284)
Interest Expense	8,342	8,453	16,688	16,491
Income Taxes	12,155	13,752	23,751	26,617
Adjusted EBITDA	$49,103	$53,672	$97,116	$104,415

Gathering Segment
Reported GAAP Earnings	$10,285	$7,568	$21,266	$12,490
Depreciation, Depletion and Amortization	3,997	3,589	7,877	7,799
Interest and Other Income	(207)	(69)	(354)	(103)
Interest Expense	2,235	1,918	4,328	4,987
Income Taxes	7,862	5,825	16,156	10,117
Adjusted EBITDA	$24,172	$18,831	$49,273	$35,290

Utility Segment
Reported GAAP Earnings	$25,581	$31,960	$46,755	$50,566
Depreciation, Depletion and Amortization	13,314	11,659	26,415	23,277
Interest and Other Income	(189)	(828)	(415)	(1,611)
Interest Expense	7,194	7,158	14,392	14,491
Income Taxes	15,680	19,518	26,762	28,659
Adjusted EBITDA	$61,580	$69,467	$113,909	$115,382

Energy Marketing Segment
Reported GAAP Earnings	$905	$3,484	$2,687	$4,707
Depreciation, Depletion and Amortization	70	69	140	139
Interest and Other Income	(171)	(106)	(306)	(165)
Interest Expense	11	7	24	25
Income Taxes	567	2,199	1,685	2,794
Adjusted EBITDA	$1,382	$5,653	$4,230	$7,500

Corporate and All Other
Reported GAAP Earnings	$(512)	$1,442	$10	$3,392
Depreciation, Depletion and Amortization	291	491	719	855
Interest and Other Income	(295)	(1,892)	(1,954)	(2,875)
Interest Expense	(1,248)	(851)	(2,408)	(2,139)
Income Taxes	(1,487)	(2,031)	(2,051)	(3,419)
Adjusted EBITDA	$(3,251)	$(2,841)	$(5,684)	$(4,186)

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended March 31 (unaudited)	2017	2016

Operating Revenues	$522,075,000	$449,132,000

Net Income (Loss) Available for Common Stock	$89,284,000	$(147,687,000)

Earnings (Loss) Per Common Share:
Basic	$1.05	$(1.74)
Diluted	$1.04	$(1.74)

Weighted Average Common Shares:
Used in Basic Calculation	85,334,887	84,806,982
Used in Diluted Calculation	86,006,614	84,806,982

Six Months Ended March 31 (unaudited)

Operating Revenues	$944,576,000	$824,327,000

Net Income (Loss) Available for Common Stock	$178,191,000	$(336,796,000)

Earnings (Loss) Per Common Share:
Basic	$2.09	$(3.97)
Diluted	$2.07	$(3.97)

Weighted Average Common Shares:
Used in Basic Calculation	85,261,575	84,728,680
Used in Diluted Calculation	85,897,282	84,728,680

Twelve Months Ended March 31 (unaudited)

Operating Revenues	$1,572,665,000	$1,465,204,000

Net Income (Loss) Available for Common Stock	$224,030,000	$(817,633,000)

Earnings (Loss) Per Common Share:
Basic	$2.63	$(9.66)
Diluted	$2.61	$(9.66)

Weighted Average Common Shares:
Used in Basic Calculation	85,114,029	84,620,502
Used in Diluted Calculation	85,738,474	84,620,502